EXHIBIT 99.1


       GREENHOUSE SOLUTIONS INC. ANNOUNCES THEIR NEWEST PRODUCT: SYSTEMIC
            DETOXIFICATION WITH NATURAL ZEOLITE, CBDS AND PROBIOTICS

Greenwood  Village,  CO - March 23, 2015 - Greenhouse  Solutions Inc. (OTC PINK:
GRSU) today announced their plans to manufacture, market and sell a proprietary product for systemic detoxification utilizing Natural Zeolite, Cannabidiols
(CBDs) and Probiotics. Greenhouse Solutions previously announced that they were creating products for both the personal health and companion pet markets utilizing a licensed probiotic delivery system (US Patent #6,080,401). Today's announcement marks the second product to be developed in the Company's new division that takes advantage of new research in CBD and their first product for human health.

"I have been working with Natural Zeolites and the concept of systemic detoxification for more than20 years," commented Rik J Deitsch, CEO of Greenhouse Solutions and author of the book, Invisible Killers - a guide to environmental toxicity. "I'm very excited to utilize this research along with Cannabidiols and probiotics to create a powerful product for the removal of heavy metals and other environmental toxins," he continued. "We know that everyone has a body burden of these toxins, providing a universal market for this product," he concluded.

The newest research on safe detoxification centers on the use of the mineral zeolite `clinoptilolite', a compound in volcanic ash. The activated form of this zeolite attracts and traps small, highly-charged particles that fit into the pores and channels of the zeolite cage. This includes heavy metals (Lead, Cadmium, Mercury, etc..), nitrosamines and environmental pollutants. Once trapped by the zeolite, these toxins are easily removed from the body. This particular activated zeolite has been the center of several published clinical studies. The addition of CBDs and probiotics will greatly amplify the benefits of the zeolite. The claims made by the zeolite product will include: systemic detoxification, promoting healthy pH levels and supporting a healthy immune system.

Greenhouse   Solutions   expects  the  product  to  be  finalized  and  sent  to
manufacturing within the next several weeks with an expected launch in the second quarter of this year.

ABOUT GREENHOUSE SOLUTIONS, INC.
Greenhouse Solutions operates three distinct business units within the burgeoning cannabis market: GREENHOUSE SOLUTIONS' DESIGN & CONSULTING SERVICE offers an all-inclusive solution to the expansion and efficiency of hydroponic and agricultural businesses nationwide. The Company is able to supply a comprehensive solution to the design, build, implementation, production, and expansion of all variations of indoor, outdoor and greenhouse agricultural business; GREENHOUSE SOLUTIONS' PRODUCT DEVELOPMENT develops, markets, produces and sells cannabidiol ("CBD") products for both the personal health and companion pet markets utilizing a licensed probiotic delivery system (US Patent #6,080,401) and other licensed formulas. Cannabidiol (CBD) is a naturally-occurring substance found in both the cannabis and hemp species of the Cannabis Sativa plant; and GROWHOUSE SOLUTIONS acts as a distributor for a variety of equipment, supplies and nutrients for the growhouse industry.

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We encourage all current and prospective shareholders to visit our website at:

http://www.greenhousesolutionsinc.com
https://m.facebook.com/Greenhousesolutionsinc?ref=bookmark

SEC DISCLAIMER
This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in Greenhouse Solutions' ("the Company's") business plan. The production of the new product for detoxification should not be construed as an indication in any way whatsoever of the future value of the Company's common stock or its present or future financial condition. The Company's filings may be accessed at the SEC's Edgar system at www.sec.gov. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place reliance on such statements. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Contact:
investors@greenhousesolutionsinc.com
www.greenhousesolutionsinc.com
1-877-521-2399